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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2008


                          Principal Capital Group, Inc.
             (Exact name of registrant as specified in its charter)


           Nevada                     33-55254-43                68-0670420
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)


           269 South Beverly Suite 1064 Beverly Hills California 90212
           -----------------------------------------------------------
              (Address of Principal Executive Officers) (Zip Code)

        Registrant's telephone number, including area code: 800.881.3321

                              Asgard Holdings, Inc.
                    2580 Seascape Glenn, Escondido, CA 92026
              -----------------------------------------------------
              (Former name or former address, if changed since last
                                     report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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Section 8 - Other Events
8.01       Other Events

On February 28th, the staff at the Securities and Exchange Commission issued a letter to the company requesting that we revise a paragraph in our 8-k filed with the staff on February 26, 2008. The company did not receive this letter until April 17, 2008. The correction requested is with regard to the appointment of BDO Seidman as the company's new independent auditor, the exact text is as follows:


         "RESOLVED, that effective immediately, BDO Seidman shall be appointed as the new independent auditor for the corporation."

Management has reviewed the request of the staff and fully agrees with the correction and has made the following changes:

         "RESOLVED, management of the company is authorized to engage BDO Seidman as the new independent auditor for the corporation. As of the date of this correction, management has met with BDO and begun the due diligence process required by BDO. Upon acceptance by both parties, management will file all required filings with the SEC with regard to the resignation/termination of the previous auditor and the acceptance of BDO as the new auditor."

In connection with responding to the staff's comments, we acknowledge that the company is responsible for the adequacy and the accuracy of the disclosure in the filing; the staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and the company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under federal securities laws of the United States.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2008

                                                   By: /s/ Harold Gregg
                                                   Interim President, Director